EXHIBIT 10.28

                                    AGREEMENT

          THIS SEPARATION AGREEMENT (the "Agreement"), dated February 22, 2000, by and between LOGIMETRICS, INC., a Delaware corporation (the "Company"), and Kenneth C. Thompson (the "Executive").

                              W I T N E S S E T H:

          WHEREAS, the Executive and the Company wish to resolve and discharge any disputes and claims between them including, without limitation, any disputes and claims arising (i) prior to the date of Executive's employment with the Company and (ii) as a result of the Executive's employment with the Company and the resulting termination of such employment;

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

          1. Termination of Current Employment; Resignation.

             (a) The Executive hereby ratifies and confirms his resignation, as of November 15, 1999 (the "Effective Date"), of all positions he may have held as an officer or director of the Company or any of its subsidiaries. The Executive acknowledges that from and after the Effective Date, the Executive no longer had the status of an employee of the Company or any of its subsidiaries and, except as required by applicable law, shall have no right to participate in any benefit plans maintained for such employees. The Executive hereby waives any and all rights he may have under his employment contract including, without limitation, any rights to receive payments and exercise options granted pursuant to such employment contract.

          (b) Except as otherwise set forth in this Agreement, all duties and obligations of the Executive in respect of his employment with the Company are ended as of the Effective Date, and all duties and obligations of the Company in respect to the Executive's employment with the Company are terminated as of the Effective Date.

          2. Payment; Options.

             (a) The Company shall pay to the Executive an aggregate of $137,096.56 in lieu of any amounts to which the Executive may otherwise be entitled by virtue of (i) any loans advanced to the Company by the Executive,
(ii) any out-of-pocket expenses incurred by the Executive in his capacity as a consultant or employee of the Company, (iii) the consulting services provided for or on behalf of the Company by the Executive, and (iv) his employment and the resulting termination of such employment with the Company (the "Payment"). The Payment shall be paid in five equal monthly installments, without interest, with the first such payment being due and payable on April 22, 2000.

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             (b) In addition to the  Payment,  the Company  shall  grant  to the
Executive a non-qualified stock option (the "Option") to purchase 500,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company at an exercise price of $0.60 per share. The Option shall be exercisable as specified in and shall be governed by the other terms and conditions set forth in a stock option agreement (the "Stock Option Agreement"), substantially in the form of Exhibit A attached hereto. As a condition to the grant of the Option, the Executive shall be required to execute the Stock Option Agreement.

             (c) The Executive acknowledges that, during the course of his employment with the Company, he was not covered under the Company's benefits plans, and therefore he has no rights under the Comprehensive Omnibus Budget Reconciliation Act of 1985, as amended, with respect to such benefits.

             (d) All other options granted to the Executive prior to the date hereof are hereby terminated as of the Effective Date. Any agreement relating to such options shall be null and void and of no further force and effect.

             (e) The Executive acknowledges and agrees that the Payment, the Options and the other consideration to be received by him hereunder is in lieu of all amounts to which he would otherwise be paid or entitled to by virtue of his employment with the Company and the resulting termination of such employment with the Company. The Executive shall not make or maintain any claim for unemployment benefits as a result of the termination of his employment with the Company or any of its subsidiaries.

          3. Confidentiality Covenant; Non-solicitation; Non-competition.

             (a) The Executive recognizes that both during the course of his employment with the Company and during the period prior to his employment when the Executive served as a consultant of the Company, the Executive has had access to and has acquired confidential and proprietary information relating to the Company and its subsidiaries (the "Proprietary Information"). The Executive acknowledges that the Proprietary Information has been and will continue to be of critical importance to the business and operations of the Company and its subsidiaries. Accordingly, the Executive shall not, without the express prior written consent of the Company, directly or indirectly, disclose any Proprietary Information to any other person or use any such Proprietary Information, either directly or indirectly, for his benefit or for the benefit of any third party. Furthermore, the Executive represents and warrants to the Company that prior to or simultaneously with the execution of this Agreement, the Executive has surrendered to the Company all Proprietary Information provided to the Executive by or on behalf of the Company or any of its subsidiaries, including, without limitation, all materials containing Proprietary Information, or any documents, notes, memoranda, studies, analyses or other material reduced to a tangible form containing Proprietary Information.

          The term "Proprietary  Information" does not include information which
(i) is or becomes generally available to the public (other than as a result of a

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disclosure  by the  Executive  or a  representative  of the  Executive)  or (ii)
becomes available to the Executive on a non-confidential basis from a source other than the Company or one of its representatives which the Executive reasonably believes is entitled to disclose it.

          (b) In consideration of the Payment, the Options and other valuable consideration to be provided hereunder, during the one-year period commencing on the Effective Date, the Executive shall not, without the express prior written consent of the Company, directly or indirectly, (i) solicit or assist any third party in soliciting for employment any employee employed by the Company or any of its subsidiaries during the one-year period immediately preceding the Effective Date ("Employees"), or (ii) employ, attempt to employ or materially assist any third party in employing or attempting to employ any Employee.

          (c) In consideration of the Payment, the Options and other valuable consideration to be provided hereunder, during the one-year period commencing on the Effective Date, the Executive shall not, without the express prior written consent of the Company, directly or indirectly, any where in the world (x) engage in the design, manufacture, assembly, sale, maintenance or servicing of high-power amplifiers, satellite communications equipment or transmitting and receiving equipment (or related components) used in connection with the provision of local multi-point distribution services (collectively, a "Competing Business"), or (y) serve as an officer, director, employee, partner, member, manager or consultant to or beneficially own any equity interest (other than an interest of less than 2% of the outstanding voting power of any publicly traded company) in any Competing Business.

          (d) The Executive acknowledges that, in the event of any breach of this Section 3 by him, the Company and its subsidiaries would be irreparably and immediately harmed and could not be made whole by monetary damages. Accordingly, the Company, in addition to any other remedy to which it may be entitled, shall be entitled to temporary, preliminary and permanent injunctive relief to prevent breaches of the provisions of this Section 3 and to compel specific performance of the provisions hereof. The Company shall not be required to post a bond or other security in connection with the granting of any such relief. These remedies shall not be deemed to be exclusive remedies for a violation of this Agreement but shall be in addition to all other remedies available to the Company at law or in equity.


          4. Release.

             (a) The parties hereto confirm and warrant that they have not caused or permitted to be filed any pending charge, complaint or action against each other or, in the case of the Executive, any Released Party (as defined in Section 4(g) below).

             (b) The parties  hereto  hereby   expressly  warrant that they have
not assigned any claim that they have or may have against the other or, in the case of the Executive, any Released Party, to any person or entity.

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             (c) Subject  to  Section 4(f) hereof and except as set forth below, the Executive hereby releases and forever discharges each Released Party from any and all actions, demands, causes of action and claims whatsoever, known or unknown, suspected or unsuspected, the Executive ever had, now has, or shall have (whether in law, equity, or otherwise) against any Released Party with respect to any matter, event or condition occurring or arising on or prior to the date of the Executive's execution of this Agreement, including, but not limited to, claims for breach of an implied or expressed employment or consulting contract (including, but not limited to, the Employment Agreement, dated August 6, 1998, between the Company and the Executive, and the Consulting Agreement, dated March 4, 1998, between the Company and the Executive), claims for unlawful discharge, claims alleging a violation of Title VII of the Civil Rights Act of 1964, The Age Discrimination in Employment Act of 1967, The Civil Rights Act of 1866, The Americans with Disabilities Act, The Occupational Safety and Health Act, The Employee Retirement Income Security Act, The Fair Labor Standards Act, The Equal Pay Act, The Family and Medical Leave Act, the New York State Human Rights Laws, the New York City Human Rights Laws, the North Carolina
Equal  Employment   Practices  Act,  the  North  Carolina   Handicapped  Persons
Protection Act, claims pursuant to federal, state or local law regarding discrimination based on race, age, sex, religion, marital status, disability, sexual preference or national origin, claims for alleged violation of any other local, state, or federal law, regulations, ordinance or public policy having any bearing whatsoever on the terms or conditions of the Executive's employment with the Company or any of its subsidiaries or the termination thereof, claims pursuant to federal or state whistleblower laws, claims pursuant to common law, claims arising directly or indirectly out of the Executive's employment by or separation from employment with the Company or any of its subsidiaries, or claims arising directly or indirectly out of any independent contractor relationship between the Executive and the Company or any of its subsidiaries
and  the  resulting  termination  of  such  relationship.   Notwithstanding  the
foregoing, nothing herein shall be deemed to (i) release the Company from its breach of any provision of this Agreement, and (ii) preclude the Executive from filing with or participating in any manner in an investigation, hearing or proceeding conducted by the Equal Employment Opportunity Commission, but the Executive hereby waives any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding against the Company. The Executive acknowledges that, as of the date of this Agreement, he is not aware of any such actions, demands, causes of action or claims that may be brought by him or on his behalf against any Released Party.

          Subject to Section 4(f) hereof, the Company (on its own behalf and on behalf of its subsidiaries) hereby releases and forever discharges the Executive from any and all actions, demands, causes of action and claims whatsoever, known or unknown, suspected or unsuspected, the Company or any of its subsidiaries ever had, now has, or shall have (whether in law, equity, or otherwise) against the Executive with respect to any matter, event or condition occurring or arising on or prior to the date of the Executive's execution of this Agreement, including, but not limited to, claims arising directly or indirectly out of the Executive's employment by or separation from employment with the Company or any of its subsidiaries. Notwithstanding the foregoing, nothing herein shall be deemed to release the Executive from the breach by the Executive of any provision of this Agreement. The Company acknowledges that, as of the date of

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this Agreement,  it is not aware of any such actions,  demands, causes of action or claims that may be brought by it or on its behalf against the Executive.

             (d) Subject to Section 4(f) hereof, the parties hereto covenant and agree never to file any suit, action, cause of action, or other claim against the other party or, in the case of the Executive, any Released Party with respect to any matter, event or condition occurring or arising on or prior to the date hereof.

             (e) Subject to Section 4(f) hereof, each of the Company and the Executive hereby releases and discharges the other party and, in the case of the Executive, each Released Party not only from any and all claims which such party could have made on its own behalf but also from those which may or could be brought by any person, governmental authority or organization on its behalf, and each of the Company and the Executive specifically waives any right to become, and promises not to become, a member of any class in any proceeding or case in which any claim or claims against the other or, in the case of the Executive, any Released Party may arise, in whole or in part, from any event which occurred on or before the date of this Agreement.

             (f) Each of the Company and the Executive agree that the releases given pursuant to this Section 4 shall not be applicable to any criminal acts, knowing violations of law, breaches of fiduciary duty or acts of intentional and willful misconduct on the part of the other party. Each of the Company and the Executive acknowledges that nothing in this Section 4 precludes either party from taking any legal action against the other for the breach by either party of any provision of this Agreement. In addition to any other remedies available at law or by agreement, in the event of any such breach by the Executive, the Company shall be entitled to recover any and all amounts paid to the Executive pursuant to Section 2 above and shall be released from its obligation to make any future payments pursuant to Section 2. The right of the Company, in the event the Executive breaches any provision of this Agreement, to recover all amounts paid to the Executive pursuant to Section 2 and to be released from its obligation to make future payments shall not impair the enforceability of this Agreement.

             (g) For purposes of this Agreement, the term "Released Party" shall include the Company, its parents, subsidiaries and affiliates, the officers, directors, shareholders, agents and employees of any of them and their respective heirs, successors, assigns and legal representatives.

          5. Confidentiality; Cooperation.

             (a) The Executive shall not disclose either directly or indirectly to any person in any manner whatsoever any information of any kind regarding the terms of this Agreement, except the Executive may disclose the existence and terms of this Agreement to his attorneys, family members, tax and financial advisors and prospective employers and to others to the extent required by law; provided, however, that each such person receiving such information shall be required to maintain the confidentiality of such information (other than in the event of a disclosure as required by law).

             (b) The exclusive statements which shall be made to any person concerning the termination of the Executive's employment are (i) statements set forth in a press release that the Company may issue; provided, however, that the form of such press release shall be subject to the Executive's approval, which approval shall not be unreasonably withheld or delayed, and (ii) a statement to indicate that the Executive and the Company have come to an amicable resolution regarding the Executive's resignation; provided, however, that this Section 5(b) shall not preclude the Company from making such disclosures as are necessary on a confidential basis to its Board of Directors, provided that such directors shall maintain the confidentiality of such information (other than in the event of a disclosure as required by law), and such other disclosures as are required by law.

             (c) The Executive shall not for any reason whatsoever, directly or indirectly, either alone or jointly with any person and whether as principal, servant or agent, in any way comment (in writing or otherwise) negatively about the Company, any of its subsidiaries or affiliates or their respective officers, directors, shareholders or employees to any person or entity, disparage its products, plans or management to any supplier, vendor, contractor, creditor, shareholder or potential shareholder, media, subcontractor, competitor, customer or potential customer or any other person or entity, or do anything else to affect adversely the good will of the Company or any of its subsidiaries and affiliates. The Company hereby covenants with the Executive that it will not for any reason whatsoever, directly or indirectly in any way comment (in writing or otherwise) negatively about the Executive to any person.

             (d) The Executive shall cooperate fully with the Company in connection with any and all existing and future investigations or litigation brought by, against or involving the Company or any of its subsidiaries, officers or directors, whether administrative, civil or criminal in nature, in which and to the extent the Company, in its reasonable discretion, deems necessary. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with his cooperation provided such expenses are approved in advance by the Company.

          6. Withholding. The Company shall withhold from payments due to the Executive such amounts as the Company shall reasonably determine it is required by law to withhold.

          7. Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

          8. Binding Agreement; Assignment. The rights and obligations of the parties hereto under this Agreement shall inure to the benefit of and shall be binding upon the parties' respective successors and assigns. This Agreement is personal to the Executive and may not be assigned by the Executive without the

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Company's prior written consent.  Any assignment or purported  assignment by the
Executive in violation of this Section 8 shall be null and void.

          9. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:

                  If to the Company:        LogiMetrics, Inc.
                                            50 Orville Drive
                                            Bohemia, New York  11716
                                            Telephone: (516) 784-4110
                                            Facsimile: (516) 784-4130
                                            Attention: Mr. Norman M. Phipps

                  If to the Executive:      Kenneth C. Thompson
                                            10114 Waterbrook Lane
                                            Charlotte, North Carolina 28277
                                            Telephone: (704) 844-9848
                                            Facsimile: (704) 844-0947

or a t such other addresses as shall be furnished in writing to the other party hereto.

          10. Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver by a party of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to such party under the circumstances.

          11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law principles thereof.

          12. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing this Agreement.

          13. Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the subject matter hereof and shall supersede all previous written, oral or implied understandings or agreements among them with respect to such matters. No modification, termination or attempted waiver of this Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

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          14. ATTORNEY REVIEW. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS
BEEN GIVEN AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT AND THAT, PRIOR TO THE EXECUTIVE'S EXECUTING THIS AGREEMENT, THE COMPANY HAS
ADVISED THE EXECUTIVE TO AND HAS GIVEN HIM THE OPPORTUNITY TO HAVE HIS OWN INDEPENDENT ATTORNEY REVIEW THIS AGREEMENT.

          15. AGREEMENT EFFECTIVE. THIS AGREEMENT SHALL BE EFFECTIVE AND ENFORCEABLE ON THE EIGHTH (8TH) DAY AFTER EXECUTION BY THE EXECUTIVE (THE "RELEASE DATE"). THE PARTIES UNDERSTAND AND AGREE THAT THE EXECUTIVE, IN HIS INDIVIDUAL CAPACITY, MAY REVOKE THIS AGREEMENT AFTER HAVING EXECUTED IT BY SO ADVISING THE COMPANY IN WRITING, PROVIDED SUCH WRITING IS RECEIVED BY THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 9 ABOVE NO LATER THAN 11:59 P.M. ON THE SEVENTH (7TH) DAY AFTER HIS EXECUTION OF THIS AGREEMENT. IF THE EXECUTIVE REVOKES THIS AGREEMENT, IT SHALL NOT BE EFFECTIVE OR ENFORCEABLE, AND THE EXECUTIVE SHALL NOT BE ENTITLED TO RECEIVE OR RETAIN THE PAYMENTS AND OTHER BENEFITS OF THE AGREEMENT.

          16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

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          IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    LOGIMETRICS, INC.


                                    By:/s/Norman M. Phipps
                                       _________________________________
                                       Norman M. Phipps, President and
                                       Chief Operating Officer



                                       /s/Kenneth C. Thompson
                                       ____________________________________
                                       Kenneth C. Thompson